Exhibit 99.1

FOR IMMEDIATE RELEASE

BROADWIND ENERGY, INC.

47 E. Chicago Ave.

Suite 332

Naperville, IL 60540

For more information contact:

J. Cameron Drecoll, CEO

630-637-0315

BROADWIND ENERGY ANNOUNCES SENIOR MANAGEMENT CHANGES, FORM 10-KSB FILING DELAY

-Company Relocates Corporate Headquarters to Chicago, Ill. Area-

NAPERVILLE, Ill., March 31, 2008 — Broadwind Energy, Inc. (OTCBB:  BWEN) has promoted Lars Moller to executive vice president and chief operating officer and Matt Gadow to executive vice president and chief financial officer.  The company also has relocated its corporate headquarters from Manitowoc, Wis. to Naperville, Ill.

Broadwind also announced today that it is filing a Form 12b-25 as notice of late filing of its Form 10-KSB due to the challenges of integrating three acquisitions during the past six months:  RBA, Inc., Brad Foote Gear Works, Inc. and Energy Maintenance Service, LLC.

Moller previously was executive vice president of business development.  “Lars’ operational expertise and leadership abilities are a tremendous benefit that will serve our customers and employees well as we grow our organization,” said J. Cameron Drecoll, Broadwind CEO.

“I look forward to leading the integration of our businesses into a seamless suite of offerings for the North American energy industry,” said Moller, who has been active in the North American wind industry for more than 21 years and was most recently president of a wind tower manufacturing company with more than 550 employees.

Gadow will replace Steve Huntington, Broadwind’s current chief financial officer, on May 1, 2008.  Huntington will remain with the company as chief financial officer of Tower Tech Systems, a Broadwind subsidiary in Manitowoc, Wis.  Gadow currently is the executive vice president of strategic planning at Broadwind.  Previously, he was chief financial officer of a leading wind tower manufacturer.  He has 15 years of experience in financial roles and is a certified public accountant.

Broadwind plans to fill the previous roles of Moller and Gadow in upcoming months.

Broadwind also announced it has officially relocated its corporate headquarters to Naperville, Ill.  from Manitowoc, Wis.  Tower Tech Systems’ headquarters will remain in Manitowoc and its tower manufacturing operations will not be affected by the relocation.

“We have invested significantly during the past year in our Manitowoc production capacity and employee base and look forward to continued strong relations with the community,” said

Drecoll.  “As we continue to grow our customer base and expand our operations, it is strategically important that our corporate office be located near a major international business center where leading industry participants are located or frequently visit.  It is also important for attracting quality executives to our team.”

Finally, Broadwind intends to file a Form 12b-25 on April 1, 2008 regarding the late filing of its Form 10-KSB with the Securities and Exchange Commission.  “Our recent acquisitions created resource challenges in integrating the financial results of these nonpublic company acquisitions with Broadwind,” said Drecoll.  “We anticipate that we will file our Form 10-KSB by April 15, 2008.”

About Broadwind Energy, Inc.

Broadwind Energy, Inc. (OTCBB:  BWEN), Naperville, Ill., owns, supports and strategically positions companies that manufacture, install and maintain components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector.  The company’s operational platforms include wind tower manufacturing, other heavy steel manufacturing, service and construction and precision gear manufacturing.  Its platform companies currently include Brad Foote Gear Works, Inc., a precision gearing systems manufacturer in Cicero, Ill.; Energy Maintenance Service (EMS), a wind energy operation and maintenance service provider in Gary, S.D.; RBA Inc., a heavy weld and machining fabricator in Manitowoc, Wis.; and Tower Tech Systems, Inc., a wind tower manufacturer in Manitowoc, Wis.  Broadwind and its platform companies employ approximately 800 people across the United States.

Forward-Looking Statements

Certain statements found in this press release may constitute forward- looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact.  Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words.  Our forward-looking statements in this release generally relate to our expectations with respect to the growth of our company, our plans to fill vacancies in our executive management team, the impact of the relocation of our corporate headquarters on our tower manufacturing operations, and our ability to file our Form 10-KSB by April 15, 2008.  Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following:  (i) our ability to successfully implement our growth strategy both organically and through acquisitions; (ii) unforeseen delays or costs associated with identifying and hiring qualified executives to fill the vacancies; (iii) unforeseen administrative or other challenges associated with relocating our corporate headquarters; (iv) continued delays associated with the integration of acquired businesses into our consolidated financial reports; (v) fluctuations in general economic conditions; and (vi) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change.  Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release.  We undertake no obligation to update publicly or revise any forward-looking statements.